Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Northsight Capital, Inc. (the “Registrant”) on Form 10-Q for the quarter ending June 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), we, Travis Jenson, President and Director, and Wayne Bassham, Secretary/Treasurer and Director, of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	August 16, 2011	By:	/s/John P. Venners
John P. Venners
President and Director
Northsight Capital, Inc.

Date:	August 16, 2011	By:	/s/ John P. Venners
John P. Venners, Secretary/Treasurer and Director
Northsight Capital, Inc.